UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2026

NEXT TECHNOLOGY HOLDING INC.
(Exact name of Company as specified in charter)

Wyoming	001-41450	84-4948289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

 1376-7 OBA, KASUKABE CITY, SAITAMA PREFECTURE GRANDAGE 3, TAKEBASHI 408

JAPAN 344-0021

+81-7094081304

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent 1621 Central Ave Cheyenne, Wyoming 82001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0000 par value per share	NXTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On June 20, 2025, Next Technology Holding Inc., a Wyoming corporation (the “Company”) held the annual stockholders meeting and approved a proposal to authorize the Company’s board of directors (the “Board”) to effect one or multiple reverse stock splits (each, a “Reverse Stock Split”) of all outstanding shares of the Company’s common stock, par value $0.0000 per share (“Common Stock”), at a ratio ranging from any whole number between 1-for-10 and 1-for-250, with the actual split ratio and the split effective time to be determined by the Board in its discretion.

On July 29, 2026, the Board approved a Reverse Stock Split at a ratio of 100-for-1 (the “Specific Reverse Stock Split”). The Specific Reverse Stock Split will become effective at 12:01 a.m., Eastern Time on August 10, 2026 (the “Effective Time”). The Company’s shares of Common Stock will begin to trade on a split-adjusted basis on the Nasdaq Capital Market at the commencement of trading on August 10, 2026, under the Company’s existing trading symbol “NXTT”. The Company’s Common Stock has been assigned a new CUSIP number of 961884400 in connection with the Specific Reverse Stock Split.

At the Effective Time, every 100 shares of Common Stock issued and outstanding will be combined into one share of Common Stock. The Specific Reverse Stock Split will reduce the number of shares of the Company’s Common Stock outstanding from approximately 147,296,192 shares to approximately 1,472,962 shares. The number of authorized shares of Common Stock and the par value of each share of Common Stock will remain unchanged. No fractional shares will be issued as a result of the Specific Reverse Stock Split, and any fractional shares that would otherwise have resulted from the Specific Reverse Stock Split will be rounded up. Under the Company’s 2025 Equity Incentive Plan (the “Plan”), to the extent that the shares of Common Stock reserved under the Plan remain unissued, such unissued shares will not be subject to adjustment for any decrease in the number shares of Common Stock resulting from the Specific Reverse Stock Split.

The Specific Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares of Common Stock (except to the extent that the Specific Reverse Stock Split would result in some of the shareholders’ fractional shares being rounded up).

As a result of the Specific Reverse Stock Split, when effected in the market, the Company’s stockholders who hold their shares (i) in electronic form at brokerage firms will not need to take any action, as the effect of the Specific Reverse Stock Split will automatically be reflected in their brokerage accounts, (ii) electronically in book-entry form with the transfer agent, Transhare Corporation, will not need to take action to receive shares of post-Specific Reverse Stock Split Common Stock, and (iii) with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

For more information regarding the Reverse Stock Split(s), including the Specific Reverse Stock Split, see the definitive proxy statement filed by the Company with the Securities and Exchange Commission on May 6, 2025, and amended on May 7, 2025, the relevant portions of which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 5, 2026, the Company issued a press release announcing the Specific Reverse Stock Split. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Next Technology Holding Inc. Announces Reverse Stock Split
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT TECHNOLOGY HOLDING INC.

Date: August 5, 2026	By:	/s/ Weihong Liu
	Name:	Weihong Liu
	Title:	Chief Executive Officer

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